Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS AGREEMENT, made June 30, 2006, by and between Peoples State Bank, Wausau, Wisconsin, a Wisconsin banking corporation (“the Bank”), and Peter W. Knitt, of Rhinelander, Wisconsin (“Mr. Knitt”).

WITNESSETH:

WHEREAS, the Bank has employed Mr. Knitt for several years as a Senior Vice President and Mr. Knitt has performed his duties in a highly satisfactory manner; and

WHEREAS, the Bank now wishes to employ Mr. Knitt as its President and Chief Executive Officer (“CEO”) and Mr. Knitt wishes to continue his employment by the Bank in such capacity and on the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the premises, covenants, and mutual agreements contained herein, the Bank and Mr. Knitt agree as follows:

1.

Employment.  Subject to the earlier termination of this agreement pursuant to the terms hereof, Mr. Knitt is hereby employed on the Commencement Date (as defined below) as the President and CEO of the Bank; provided, however, that Mr. Knitt may be employed in such other capacity as the Board of Directors of the Bank shall deem appropriate and in the best interests of the Bank.  Mr. Knitt agrees to serve in such capacity or capacities on the terms and conditions hereinafter set forth.

2.

Term.  The term of this agreement shall commence on July 1, 2006 (the “Commencement Date”) and shall end at midnight on the Expiration Date.  For purposes of this agreement, the term “Expiration Date” shall mean the first to occur of (a) the date of Mr. Knitt’s death, or (b) the later of (i) the third anniversary of the Commencement Date and (ii) the date to which the term of this agreement has most recently been extended pursuant to the following sentence.  On the third and each subsequent anniversary of the Commencement Date the term of this agreement shall automatically be extended for one calendar year; provided, however, that automatic extensions of the term of this agreement (and, consequently, the Expiration Date) pursuant to this sentence shall cease on the first to occur of (x) either the Bank or Mr. Knitt giving to the other, at any time on or after the Commencement Date, a written notice that no, or no further, as the case may be, automatic extensions of the term of this agreement shall thereafter occur, but the giving of such a notice shall not affect any previous extensions, or (y) Mr. Knitt’s 64th birthday.  The term “Term of Employment” shall mean the period beginning on the Commencement Date and ending on the earlier of the Expiration Date or the date on which Mr Knitt’s employment is terminated pursuant to paragraphs 5 or 8.

3.

Extent of Services.  Mr. Knitt agrees to devote his full-time attention and efforts (except during vacation periods, periods of illness, and other approved absences as provided for in paragraph 4(g)) to the duties of any office held by him during the Term of Employment, provided, however, that Mr. Knitt’s devotion of a reasonable and de minimis portion of his attention or efforts to the management of his personal affairs during normal business hours shall not constitute a breach of the foregoing requirement.

4.

Compensation and Reimbursement.

(a)

Salary.  The Bank shall pay to Mr. Knitt a salary based on an annual amount of $190,000.  The Bank may increase Mr. Knitt’s salary from the amount specified herein during the Term of Employment, but may not decrease Mr. Knitt’s salary from any previously established amount.  Mr. Knitt’s salary shall be payable at such times and in such installments as are consistent with the manner in which the salaries of other executive officers of the Bank are paid.

(b)

Incentive Compensation.  During the Term of Employment, Mr. Knitt shall be entitled to receive such additional compensation from the Bank as may be provided for officers under the terms of any incentive program from time to time maintained and in effect at the Bank for the President and CEO.

(c)

Automobile.  The Bank shall furnish an automobile for Mr. Knitt’s business use during the Term of Employment.  The Bank shall have sole discretion of the model and year of such automobile, but such automobile shall be at least commensurate with other automobiles provided to other executive officers of the Bank and, for the initial term of this agreement, shall be comparable to a vehicle provided for his immediate predecessor in office as President and CEO of the Bank.

(d)

Club Memberships.  The Bank shall provide a golf membership at the Rhinelander Country Club for 2006 and a social membership at the Wausau Country Club for 2006.  For 2007 and thereafter during the Term of Employment, the Bank shall provide a social membership at the Wausau Country Club.

(e)

Moving Expenses.  Mr. Knitt shall be reimbursed in an amount equal to the sum of (i) the amount of the expenses incurred in moving his household goods to the Wausau, Wisconsin area (the “Reimbursement”) and (ii) an amount equal to the product of the Reimbursement multiplied by the Gross-up Multiple (as hereinafter defined).  The payment required by clause (ii) is intended to compensate Mr. Knitt for any federal or state income taxes payable by Mr. Knitt with respect to the Reimbursement.  The “Gross-up Multiple” shall equal a fraction, the numerator of which is one and the denominator of which is one minus the sum, expressed as a decimal fraction, of the rates of all federal and state income taxes applicable to the Gross-up after taking into account the deductibility of state, local, and other taxes.  For purposes of determining the amount of any Gross-up, it shall be assumed that (x) Mr. Knitt is subject to federal and state income tax at the highest marginal statutory rates in effect for the relevant period after taking into account any deduction and any limitations on the use thereof available in respect of any such tax and (y) the deduction available for state and local income taxes in computing federal income taxes is subject to the maximum adjusted gross income limitations.

(f)

Deferred Compensation.  The Bank will not terminate, with respect to future deferrals or Bank contributions, that certain Executive Deferred Compensation Agreement dated January 30, 2003 and entered into by the Bank and Mr. Knitt prior to January 1, 2009.

(g)

Other Benefits.  During the Term of Employment, Mr. Knitt shall be entitled to receive all benefits and perquisites ordinarily provided to executive officers of the Bank including coverage under an officer’s and director’s liability insurance policy, and Mr. Knitt shall participate in all employee benefit plans or fringe benefit programs now or hereafter established or maintained by the Bank including, but not limited to, group insurance plans, pension benefit plans, welfare benefit plans, pay practices, and vacation and sick leave benefits, except to the extent Mr. Knitt is then participating in a separately negotiated plan or program.  Mr. Knitt shall be entitled to participate in all plans or programs maintained by the Bank on terms no less favorable than those generally available to officers of the Bank and at a level of participation commensurate with his office.

(h)

Expenses.  The Bank shall pay or reimburse Mr. Knitt, upon submission of vouchers by him, for all entertainment, travel, meal, hotel accommodation, and miscellaneous expenses reasonably incurred by him in the interest of the Bank’s business during the Term of Employment.

5.

Termination of Employment.

(a)

Termination by the Bank for Good Cause.  The Bank may terminate Mr. Knitt’s employment prior to the Expiration Date for good cause only upon compliance with the requirements of this paragraph 5(a).  “Good cause” for termination of Mr. Knitt’s employment by the Bank shall consist only of one or more of (i) the commission of an act or acts by Mr. Knitt which results in a payment to the Bank or to PSB Holdings, Inc. (“PSB”) of a claim filed by the Bank or PSB under a fidelity bond policy as from time to time and at any time maintained; (ii) the willful and continuing failure to perform his duties in accordance with standards or policies established, from time to time, or at any time, by the Bank, after a written demand for substantial performance is delivered to Mr. Knitt by the Board which specifically identifies the manner in which the Board believes that Mr. Knitt has not substantially performed his duties; (iii) the commission by Mr. Knitt of any crime of moral turpitude, of dishonesty, of breach of trust, of theft, of embezzlement, of misapplication of funds, of unauthorized issuance of obligations or of false entries; (iv) any intentional, reckless, or negligent act or omission to act by Mr. Knitt which results in the violation by Mr. Knitt of any policy established by the Bank which is designed to insure compliance with applicable banking, securities, employment discrimination, or other laws or which causes or results in the Bank’s violation of such laws, or any violation of an employment policy maintained by the Bank and applicable to all other employees (for example, employment policies relating to the use of drugs or alcohol) and which, by the terms of such policy, is grounds for termination of employment, except any act done by Mr. Knitt in good faith, as determined in the reasonable discretion of the Board of Directors of the Bank, or which results in a violation of such policies or law which is, in the reasonable sole discretion of such Board, immaterial; or (v) Mr. Knitt’s physical or mental disability, if such disability either results in Mr. Knitt receiving permanent disability payments pursuant to any group disability insurance policy or prevents Mr. Knitt from the normal performance of his duties for a continuous period of at least six months.  Upon the occurrence of any event constituting good cause for which the Bank elects to terminate Mr. Knitt’s employment prior to the Expiration Date, the Bank shall provide written notice to Mr. Knitt, which shall state the good cause for termination, and Mr. Knitt’s termination of employment shall be effective as of the date specified in such notice.  In the event of termination of Mr. Knitt’s employment in accordance with the conditions of this paragraph (a), on the effective date of Mr. Knitt’s termination of employment, the Term of Employment shall end, all of Mr. Knitt’s obligations pursuant to this agreement (except for those provided in paragraphs 6 and 7) shall end, and the Bank’s obligations to pay compensation or provide benefits to Mr. Knitt pursuant to paragraph 4 shall end.

(b)

Termination by the Bank Other Than for Good Cause.  The Bank may terminate Mr. Knitt’s employment prior to the Expiration Date for any reason other than good cause (as defined in paragraph 5(a)) upon providing written notice to Mr. Knitt specifying the effective date of Mr. Knitt’s termination of employment.  If the Bank terminates Mr. Knitt’s employment other than for good cause under paragraph 5(a), the Term of Employment and all of Mr. Knitt’s obligations pursuant to this agreement (except for those provided in paragraphs 6 and 7) shall end on the effective date of Mr. Knitt’s termination of employment and the Bank shall provide, for a period beginning on the effective date of Mr. Knitt’s termination of employment, as a severance benefit to Mr. Knitt and as liquidated damages for breach by the Bank of its otherwise applicable obligations hereunder, (i) a monthly cash payment equal to 110% of the amount which would, except for Mr. Knitt’s termination of employment, have been paid to Mr. Knitt, if then living, as salary under paragraph 4(a) and (ii) until Mr. Knitt becomes eligible for coverage under the health insurance plan of another employer of Mr. Knitt, coverage for Mr. Knitt, under the same terms then available to executive officers of the Bank, under any group health insurance program in which Mr. Knitt was a participant on the effective date of Mr. Knitt’s termination of employment, or under such successor plan or program as maintained after such date for the benefit of the Bank’s employees, but in no event longer than the period for which payments are made pursuant to clause (i).  Mr. Knitt shall not, by virtue of his severance benefit and liquidated damages rights, acquire any right, title, or interest in particular assets of the Bank, and such rights shall be no greater than the right of any unsecured general creditor of the Bank.  Despite any other provision of this agreement, Mr. Knitt shall not be entitled to any severance benefit or liquidated damages, and the Bank shall not be obligated to pay any such benefit or damages, if Mr. Knitt violates the provisions of paragraphs 6 or 7.

(c)

Termination by Mr. Knitt.  Mr. Knitt may terminate his employment at any time upon providing 30 days prior written notice to the Bank stating the effective date of his termination.  In any such event, all obligations of the Bank to Mr. Knitt under this agreement and all obligations of Mr. Knitt to the Bank (except those provided for in paragraphs 6 and 7) shall cease and the Term of Employment shall end on the effective date of Mr. Knitt’s termination of employment.

(d)

Section 409A Considerations.  This paragraph 5(d) shall apply in the event the Bank determines, in good faith, that payment of severance benefits pursuant to this paragraph are subject to the provision of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  For purposes of Mr. Knitt’s entitlement to any severance benefit pursuant to this paragraph 5, Mr. Knitt shall be deemed to have incurred a termination of employment with the Bank only on such date on which his employment has been terminated by the Bank, each other member of the controlled group of corporations of which the Bank is a member, and each other entity under common control with the Bank, and has thereby incurred a separation from service (a “Separation from Service”) within the meaning of Code Section 409A(a)(2)(A).  Notwithstanding any other provision of this agreement to the contrary, in no event shall the severance benefit to which Mr. Knitt may become entitled under the terms of paragraph 5(b) in the event of his termination for a reason other than good cause or the severance benefit to which Mr. Knitt may become entitled under the terms of paragraph 8 in the event of his termination of employment for Good Reason be paid to Mr. Knitt until the date on which he has incurred a Separation from Service; provided, however, that in the event Mr. Knitt was a Key Employee as of the date of his Separation from Service, no severance benefit shall be paid to him until the date which is not less than six months after the date of such Separation from Service.  For purposes of this agreement, the term “Key Employee” means each person who is a “key employee” within the meaning of Code Section 416(i).

6.

Restrictive Covenant.  Mr. Knitt agrees, subject to the provisions of paragraph 8, that during the Term of Employment and during the one-year period which ends on the first anniversary of the effective date of Mr. Knitt’s termination of employment:

(a)

he will not, within a radius of 25 miles of the principal office of the Bank in Wausau, Wisconsin or any branch or subsidiary office or operation of the Bank, directly or indirectly, solicit loans, deposits, or other business on behalf of any depository institution, doing business as a bank, savings and loan association, or otherwise or as a mortgage broker, or on behalf of any other entity which competes for the Bank’s retail or commercial loan business (each a “Financial Institution”); and

(b)

he will not, directly or indirectly, solicit loans, deposits, or other business on behalf of any Financial Institution from any person, corporation, limited liability company, partnership, or other entity or organization:

(i)

who was a customer on the date of his termination of employment or within the one year period ending on the date of his termination of employment;

(ii)

was identified to management of the Bank by him, or by management of the Bank to him, as a potential customer of the Bank within the six-month period ending on the date of his termination of employment, or

(iii)

was solicited by him for loans, deposits, or other business on behalf of the Bank at any time during the one-year period ending on the date of his termination of employment; and

(c)

he will not, directly or indirectly, for himself or for any other person induce or attempt to induce any customer of the Bank to cease doing business with the Bank, or in any way interfere with the relationship between any customer of the Bank and the Bank.

For purposes of this paragraph 6, the term “directly or indirectly” includes (a) any solicitation or sale through any medium and (b) the direct or indirect ownership, management, operation, control, service as a director for, or association or employment with, any Financial Institution if such Financial Institution is engaged in the activities prohibited to Mr. Knitt by the provisions of this paragraph 6 and Mr. Knitt’s activities or services for such Financial Institution involve the activities and services which are the same or substantially similar to those services performed by him for the Bank; provided, however, that an aggregate beneficial ownership interest of Mr. Knitt of less than 5% of the equity interests in any Financial Institution (or affiliate thereof) whose stock is registered pursuant to the provision of the Securities Exchange Act of 1934 shall be deemed not to constitute a violation of this provision.  Mr. Knitt further agrees that the restrictions set forth in this agreement are reasonably necessary to protect the reasonable interests of the Bank.

7.

Confidential Information.  Mr. Knitt agrees that during the Term of Employment and for a two year period following the termination of his employment he will not reveal to any individual who is not then either employed by, retained by, or on the Board of Directors of PSB, or any of its subsidiaries, without the consent of PSB or the Bank, any confidential or proprietary information of PSB or the Bank, the revealing of which would adversely affect the business of PSB or the Bank, unless Mr. Knitt discloses such matters in response to a subpoena or to discovery proceedings concerning a matter in litigation or based on advice of counsel acceptable to the Bank that such disclosure is appropriate or necessary under applicable law or regulation.

8.

Change of Control.  In the event of a Change of Control, the following provisions of this agreement shall apply notwithstanding any other terms or conditions of this agreement:

(a)

Upon a Change of Control, the “Term of Employment” for purposes of paragraph 2 shall mean the period equal in length to the Term of Employment then remaining on the date immediately prior to the Change of Control and the “Expiration Date” shall mean the first to occur of (i) Mr. Knitt’s death, or (ii) his termination pursuant to paragraph 5, or (iii) his termination pursuant to paragraph 8(b).  Notwithstanding any other provision of this agreement or any incentive compensation plan then in effect, Mr. Knitt shall be awarded, for each fiscal year ending during the Employment Period following the Change in Control, an annual bonus (the “Annual Bonus”) in cash at least equal to his average annual bonus under any bonus plan with respect to performance during each of the three full calendar years prior to the effective date of the Change in Control, regardless of when such bonus was actually paid (the “Recent Annual Bonus”) and each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded but such amount shall be offset by any amount accrued under any other incentive compensation plan maintained after the Change of Control.

(b)

Termination of Employment by Mr. Knitt for Good Reason.  Mr. Knitt’s employment may be terminated by Mr. Knitt during the Term of Employment for Good Reason if, (i) within 60 days of the date of occurrence of a triggering event, Mr. Knitt notifies the Bank in writing of his intention to treat such event as Good Reason, (ii) within 30 days following receipt of such notice provided for in (i), the Bank fails to cure the triggering event, and (iii) within 30 days following the expiration of the 30 day period described in (ii), Mr. Knitt voluntarily terminates his employment by giving written notice to the Bank.

(c)

Good Reason.  For purposes of this agreement, “Good Reason” shall mean the occurrence of one or more of the following events subsequent to the public announcement of, or actual knowledge of the Bank or PSB of, any actual or proposed transaction which results, directly or indirectly, within 270 days of the date of such announcement or knowledge, in a Change of Control (each of which shall be a “triggering event”):

(i)

the assignment to Mr. Knitt of any duties inconsistent in any respect with the duties or responsibilities then held by Mr. Knitt (except if his status, title, or authority has been increased), or any other action by the Bank which results in a diminution in such duties or responsibilities, excluding for this purpose an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Bank promptly after receipt of notice thereto given by Mr. Knitt;

(ii)

any failure by the Bank to comply with any of the provisions of paragraph 4 of this agreement, other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is remedied by the Bank promptly after receipt of notice thereof given by Mr. Knitt, unless the Bank agrees to fully compensate Mr. Knitt for any such reduction;

(iii)

Mr. Knitt is required to locate his office more than 25 miles from the current location of the Bank’s principal office, excluding business travel reasonably consistent with the amount of travel required of him prior to such relocation;

(iv)

any purported termination by the Bank of Mr. Knitt’s employment otherwise than as expressly permitted by this agreement;

(v)

any failure of any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Bank to assume expressly and agree to perform this agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place; or

(vi)

the Bank’s or PSB’s request that Mr. Knitt perform an illegal, or wrongful act in violation of the Bank’s code of conduct policies.

(d)

Severance Benefit on Termination by Mr. Knitt for Good Reason.  Upon termination of Mr. Knitt’s employment by Mr. Knitt pursuant to paragraph 8(a) or by the Bank for a reason other than good cause subsequent to the public announcement of, or the Bank’s or PSB’s actual knowledge of, any actual or proposed transaction which results, directly or indirectly, within 270 days of the date of such announcement or knowledge, in a Change of Control, all obligations of the Bank to Mr. Knitt under this agreement and all obligations of Mr. Knitt to the Bank (except those provided for in paragraph 7) shall cease and the Term of Employment shall end (the “Date of Termination”) and:

(i)

subject to paragraph 5(d) and 8(f), the Bank shall pay to Mr. Knitt in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

(A)

the sum of (1) Mr. Knitt’s base salary under paragraph 4(a) through the Date of Termination and any accrued incentive compensation to the extent not theretofore paid, (2) the product of (a) an amount equal to any incentive compensation earned by Mr. Knitt for the most recently completed fiscal year during the Term of Employment, if any and (b) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by Mr. Knitt (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid; and

(B)

the amount equal to 300% of the sum of (1) Mr. Knitt’s annual salary as most recently in effect pursuant to paragraph 4(a) and (2) the average incentive compensation earned by Mr. Knitt in the three most recently completed fiscal years during the Term of Employment;

(ii)

until Mr. Knitt becomes eligible for coverage under the health insurance plan of another employer of Mr. Knitt, coverage for Mr. Knitt, under the same terms then available to executive officers of the Bank, under any group health insurance program in which Mr. Knitt was a participant on the effective date of Mr. Knitt’s termination of employment or under such successor plan or program as maintained after such date for the benefit of the Bank’s employees; and

(iii)

to the extent not theretofore paid or provided, the Bank shall timely pay or provide to Mr. Knitt any other amounts or benefits required to be paid or provided or which he is eligible to receive under any plan, program, policy or practice, or contract or agreement of the Bank and its affiliated companies.

(e)

Definition of Change of Control.  For the purpose of this agreement, a “Change of Control” shall be deemed to have occurred:

(i)

when any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, excluding any employee benefit plan sponsored or maintained by PSB or any subsidiary of PSB (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of PSB or the Bank representing 30% or more of the combined voting power of the Bank’s or PSB’s then outstanding securities with respect to the election of the directors of the Bank or PSB; or

(ii)

when, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors of the PSB (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this provision; or

(iii)

the occurrence of a transaction requiring stockholder approval of the acquisition of the Bank by an entity other than PSB or a 50% or more owned subsidiary of PSB or shareholder approval of the acquisition of PSB through purchase of assets, or by merger, consolidation or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, PSB’s shareholders immediately prior to the transaction own at least 60% of the combined voting power of the surviving entity’s then outstanding securities with respect to the election of the directors of such entity solely be reason of such transaction; or

(iv)

the liquidation or dissolution of the Bank or PSB.

(f)

Limitation on Benefits.

(i)

Notwithstanding any other provision of this agreement, the present value of all amounts payable pursuant to this paragraph 8 which would constitute “parachute payments” (as such term is defined in Code Section 280G, and any regulations promulgated thereunder), together with the present value of all other benefits payable by the Bank to Mr. Knitt under any other plans and the Bank which would also constitute “parachute payments,” shall in no event equal or exceed an amount (the “Testing Amount”) equal to three times Mr. Knitt’s “base amount” (as such term is defined in Code Section 280G and any regulations promulgated thereunder), it being the intention of the parties that no payment made pursuant to this agreement shall constitute an “excess parachute payment” (as such term is defined in Code Section 280G and any regulations promulgated thereunder).  In the event that the present value of the payments provided for in this paragraph 8 together with the present value of such other amounts, without taking into account this paragraph (f), equals or exceeds the Testing Amount, then the amount of the payments provided for in this paragraph 8 and under such plans shall be reduced, beginning with the payments which are last in time, until the present value of all such payments is less than the Testing Amount.  For purposes of this paragraph 8, present value shall be determined in the manner provided in Code Section 280G and the regulations promulgated thereunder.

(ii)

It is the intention of the parties that the provisions of this paragraph 8 be construed to reduce the amounts otherwise payable hereunder only to the extent necessary to avoid the disallowance of the deduction by the Bank for any such amounts or the imposition of an excise tax on Mr. Knitt for any such amounts, under federal income tax law as it currently exists or may hereafter be amended.

(iii)

In the event the provisions of this paragraph 8 require any reduction in the amount to be paid to Mr. Knitt under this paragraph 8 of this agreement, the Bank shall deliver to Mr. Knitt concurrently with such payment a statement signed by a partner or principal of its independent accounting firm setting forth the basis for and computation of such reduction and certifying that such computation is made in good faith.

9.

Miscellaneous.

(a)

Notices.  Any notice required or permitted to be given under this agreement shall not be deemed to have been given unless delivered in person or mailed, postage prepaid by certified mail addressed, in the case of Mr. Knitt, to his last known residence as specified by him in a notice to the Bank, or, in the case of the Bank to its principal office.

(b)

Benefits and Obligations.  This agreement shall be binding upon, shall inure to the benefit of the Bank and its successors or assigns, and, as provided for herein, PSB, and shall be enforceable by the Bank and its respective successors and assigns, and Mr. Knitt, his heirs, assigns, or legal representatives; provided, however, that the obligations of Mr. Knitt contained herein may not be delegated or assigned.

(c)

Entire Agreement; Amendment.  This agreement supercedes all prior agreements between the parties relating to Mr. Knitt’s employment by the Bank and constitutes the entire agreement between the parties with respect to the subject matter hereof and may only be amended by an agreement in writing signed by all of the parties hereto.

(d)

Waiver.  The failure of any party hereto to insist, in any one or more instances, upon performance of any of the terms and conditions of this agreement, shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant, or condition.

(e)

Severability.  In the event that any portion of this agreement may be held to be invalid or unenforceable for any reason, the parties hereto agree that said invalidity or unenforceability shall not effect the other portions of this agreement and that the remaining covenants, terms, and conditions or portions thereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid and enforceable.

(f)

Governing Laws.  This agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin without reference to conflicts or law principles.

(g)

Captions.  The captions contained in this agreement are for the convenience of the Bank and Mr. Knitt and shall not be deemed or construed as in any way limiting or extending the language of the provisions to which such captions refer.

IN WITNESS WHEREOF, the Bank and Mr. Knitt have caused this instrument to be executed as of the date first written above.

PEOPLES STATE BANK

By:  PATRICK L. CROOKS

Patrick L. Crooks

As its Chairman of the Board

PETER W. KNITT

Peter W. Knitt